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                                                                      EXHIBIT 12
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ALLETE
COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES (UNAUDITED)
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FOR THE YEAR ENDED DECEMBER 31                                     2005        2004      2003       2002       2001
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MILLIONS EXCEPT RATIOS
Income from Continuing Operations Before Income Taxes             $17.1       $ 54.9    $ 46.9     $ 36.9     $ 81.4

Add (Deduct)
     Undistributed Income from Less than 50%
         Owned Equity Investment                                      -            -      (2.9)      (4.7)      (1.5)
     Minority Interest                                                -            -         -          -        0.1
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                                                                   17.1         54.9      44.0       32.2       80.0
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Fixed Charges
     Interest on Long-Term Debt                                    23.3         60.3      70.0       73.9       80.0
     Capitalized Interest                                           0.3          0.7       1.2        0.8        1.0
     Other Interest Charges                                        14.0          8.7       4.3        5.3       12.9
     Interest Component of All Rentals                              2.8          3.5       8.0        9.9       10.4
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         Total Fixed Charges                                       40.4         73.2      83.5       89.9      104.3
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Earnings Before Income Taxes and Fixed Charges
     (Excluding Capitalized Interest)                             $57.2       $127.4    $126.3     $121.3     $183.3
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Ratio of Earnings to Fixed Charges                                 1.42         1.74      1.51       1.35       1.76
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ALLETE 2005 Form 10-K                                                    Page 94